Exhibit 10.1

                                    SUBLEASE



                           LINCOLN TECHNOLOGIES, INC.

                           a Massachusetts corporation

                                  "Sublandlord"



                                       and



                              MACROCHEM CORPORATION

                           a Massachusetts corporation

                                   "Subtenant"




                                            for the premises
                                            consisting of Suites 220 and 240
                                            40 Washington Street
                                            Wellesley Hills, Massachusetts


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                                    SUBLEASE

     THIS SUBLEASE (this "SUBLEASE") is made and entered into as of the 23 day of May, 2006, by and between LINCOLN TECHNOLOGIES, INC., a Massachusetts corporation, ("Sublandlord"), and MACROCHEM CORPORATION, a Massachusetts corporation, a ("Subtenant");

                              W I T N E S S E T H:

     A. By that certain Lease Agreement dated May 21, 2002, as amended by that certain Lease Amendment dated November 14, 2003, as further amended by that certain Second Lease Amendment dated October 29, 2004 (together, the "PRIME LEASE"), HAYMAC LLC ("LANDLORD"), leased to Sublandlord a portion of the building commonly known as 40 Washington Street, Wellesley Hills, Massachusetts (the "BUILDING"), identified generally as suites 220 and 240, and a portion of the adjacent hallway, containing approximately 4,389 RENTABLE SQUARE FEET on the second floor of the Building (said rentable square footage includes Sublandlord's proportionate share of common area within the building, which is 15% rendering the suites approximately 3,731 USABLE SQUARE FEET), as more particularly shown on EXHIBIT A to the Second Lease Amendment to the Prime Lease (the "PREMISES"), for a term commencing on February 1, 2005 and ending on the 31st day of January, 2008. A copy of the Prime Lease is attached hereto and incorporated herein as EXHIBIT A. Initially capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Prime Lease.

     B. Subject to the consent of Landlord as set forth in Section 19 hereof, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the Premises upon the terms and conditions hereinafter set forth.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublandlord and Subtenant hereby agree as follows:

     1. PREMISES; USE.

     (a) Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises, upon the terms and conditions hereinafter set forth.

     (b) Subtenant shall use the Premises solely for the permitted uses described in Section A of Article III of the Prime Lease (Permitted Uses and Access), and Subtenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever.

     2. TERM. The term of this Sublease (the "SUBLEASE TERM") shall commence on the later of (i) APRIL 1, 2006 or (ii) the date of Landlord's consent to this Sublease pursuant to Section 19 hereof (the "TERM COMMENCEMENT DATE"), and, unless sooner terminated pursuant to the provisions hereof, shall terminate on the earlier date to occur of (x) JANUARY 31, 2008 and (y) the prior expiration or termination of the term of the Prime Lease.

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     3. BASE RENT; PAYMENTS.

     (a) Subtenant shall pay Sublandlord base rent for the Premises ("BASE RENT") for the portion of the Sublease Term commencing on June 1, 2006 (the "RENT COMMENCEMENT DATE") in the amount of $74,613.00 annually, payable in advance on the first day of each month in equal monthly installments of $6,217.75; provided, however, that (i) if the Rent Commencement Date occurs on a day other than the first day of a month or the Sublease Term ends on a day other than the last day of a month, then Base Rent for such month shall be prorated;
(ii) one (1) month's Base Rent in the amount of $6,217.75, which shall be applied to the first month's Base Rent and shall be paid on the date of execution and delivery of this Sublease by Subtenant; and (iii) no Base Rent is due for the period between the Term Commencement Date and the Rent Commencement Date.

     (b) All Base Rent and additional rent hereunder shall be paid without setoff or deduction whatsoever and shall be paid to Sublandlord at its office at 880 Winter Street, Waltham, Massachusetts 02451 or at such other place as Sublandlord may designate by notice to Subtenant.

     4. ADDITIONAL RENT; OPERATING EXPENSE ESCALATION; UTILITIES.

     (a) Subtenant shall pay all charges for electricity furnished to the Premises for plugs and lights only during the Sublease Term. Without limiting the foregoing, if such electricity is separately metered, then Subtenant shall pay the applicable utility company directly for same; or if such electricity is not separately metered (or is measured by a subcheck meter rather than directly by the applicable utility company), then Subtenant shall pay Sublandlord, as additional rent, the cost of such electricity, which is estimated as $1.00 per rentable square foot per year.

     (b) In addition to the Base Rent, Subtenant will pay Sublandlord's pro rata share of any Operating Increase (as defined in Section A of Article V of the Prime Lease) and Tax Increase (as defined in Section B of Article V the Prime Lease) during the Sublease Term. As between Sublandlord and Subtenant for purposes of this Sublease, the base for Operating Increases shall be calendar year 2006 and the base for Tax Increase shall be fiscal tax year 2007. Subtenant's pro rata share shall be determined by multiplying the Operating Increase and the Tax Increase by the usable square footage of the Premises, which is agreed to be 3,731. Subtenant's obligation to pay Operating Increase shall commence on January 1, 2007, and Subtenant's obligation to pay Tax Increase shall commence on July 1, 2007. Subtenant's payment of its pro rata share of Operating Increase and Tax Increase will be due and payable on the first day of each month and in the same manner as payments of Base Rent are due hereunder. Sublandlord will provide Subtenant with an estimate of the monthly amounts payable by Subtenant on account of Operating Increase and Tax Increase with an annual reconciliation promptly following Landlord's annual accountings described in Article V of the Prime Lease.

     (c) For purposes of this Sublease, the term "rent" shall mean and include Base Rent, additional rent and any other amounts payable by Subtenant to Sublandlord hereunder.

     (d) Without limiting the rights of Sublandlord conferred by the Prime Lease, if any rent remains unpaid seven (7) days after the date same was due hereunder, then Subtenant shall pay Sublandlord, as additional rent, interest on


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the unpaid balance from the date same was due until the date same is paid in full at a rate equal to the lesser of (i) 1.5% per month, or (ii) the maximum rate allowed by law (the "DEFAULT RATE").

     5. Existing Office Furniture; Condition of Premises; Surrender of Premises.

     (a) Effective as of the Term Commencement Date, Sublandlord hereby transfers and conveys to Subtenant all of Sublandlord's right, title and interest in and to the office furniture and equipment located in the Premises and described on EXHIBIT B attached hereto and incorporated herein by this reference (the "FURNITURE") and Subtenant shall remove any and all of the Furniture from the Premises on or before the expiration or earlier termination of this Sublease.

     (b) Subtenant hereby accepts the Premises, the Building and the Furniture in "AS-IS", condition. Subtenant expressly acknowledges and agrees that neither Sublandlord, nor any of its agents, contractors or employees has made any representation or warranty whatsoever with respect to the condition of the Premises, the Building or the Furniture, but if any such representations and warranties were made, same are hereby expressly disclaimed by Sublandlord and waived by Subtenant, Subtenant hereby agreeing that it has not and will not rely upon same. Without limiting the foregoing, Subtenant's taking possession of the Premises shall be conclusive evidence as against Sublandlord and Landlord that the Premises, the Building and the Furniture were in good order and satisfactory condition when Subtenant took possession.

     (c) Upon the expiration or earlier termination of the Sublease Term, or upon any earlier termination of Subtenant's right to possession of the Premises, Subtenant shall (i) surrender the Premises and deliver the same to Sublandlord broom-clean and in at least as good condition as same were in as of the Term Commencement Date, ordinary wear and tear and damage from fire or other casualty, excepted; (ii) deliver to Sublandlord all keys to the Premises; (iii) remove all trade fixtures and personal property placed in the Premises by Subtenant; (iv) remove all alterations, additions, improvements, demising walls, wiring, cabling and the like installed by Subtenant (unless Landlord consents to same remaining at the Premises in writing pursuant to Section 19 hereof); and
(v) repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Subtenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Sublandlord, at Subtenant's cost and expense, without notice to Subtenant and without any obligation to account for such items.

     (d) If Subtenant occupies or claims the right to occupy the Premises, including failure of Subtenant to remove any of the Furniture, or other property or improvements which Subtenant is obligated to remove under the terms of this Sublease, after the expiration or earlier of the termination Sublease Term, Subtenant shall be a tenant-at-sufferance only, shall be subject to all of the terms and provisions of this Sublease, and Subtenant shall pay to Sublandlord, without prejudice to eviction and any other remedy available to Sublandlord on account thereof, monthly holdover Base Rent equal to 200% of the Base Rent payable in the last month of the Term plus any Additional Rent as set forth in this Sublease, plus any and all other costs and expenses incurred by Sublandlord in connection with such holdover, including all amounts owed by Sublandlord to Landlord as a result of Subtenant's holding over. Subtenant's obligation to observe or perform under this Section 5 shall survive the expiration or earlier termination of this Sublease.

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     6. THE PRIME LEASE.

     (a) This Sublease and all rights of Subtenant hereunder and with respect to the Premises are subject to the terms, conditions and provisions of the Prime Lease. Except with respect to the Excluded Sublease Provisions (as hereinafter defined), Subtenant hereby assumes and agrees to perform faithfully and be bound by all of Sublandlord's obligations, covenants, agreements and liabilities under the Prime Lease during the Term. Except to the extent such terms and provisions are inconsistent with or are specifically contrary to the express written provisions of this Sublease and except with respect to the Excluded Sublease Provisions (as hereinafter defined), all of the terms, covenants and conditions of the Prime Lease are by this reference incorporated herein and made a part of this Sublease as if Sublandlord were Landlord and Subtenant were Tenant. The parties agree that the following sections of the Prime Lease are expressly not incorporated into this Sublease: (i) Article I (Term); (ii) Article II (Rental);
(iii) the first two paragraphs of Section A of Article V (Escalations) and the first two paragraphs of Section B of Article V (Escalations); (iv) the first paragraph of Article VI (Signs and Parking; (v) the first paragraph of Article XI; (vi) Article XIV (Fire, Casualty or Taking); (vii) Article XIX (Notices);
(viii) Article XX (Entire Agreement); (ix) Article XXI (Broker); (x) Exhibit A and the Work Letter to the Prime Lease, and the Amendment to Lease; (xi) any provisions in the Prime Lease allowing or purporting to allow Sublandlord any rent concessions or abatements or construction allowances; and (xii) any provisions in the Prime Lease conferring upon Tenant any rights, privileges, or options or reservations in the Building except as may be provided herein (the foregoing collectively, the "Excluded Sublease Sections").

     (b) Without limiting the foregoing:

         (i) Subtenant shall not make any changes, alterations or additions in or to the Premises without Sublandlord's consent thereto in writing, such consent not to be unreasonably withheld or delayed, and Landlord's consent thereto in writing under Section 22 hereof;

         (ii) If Subtenant desires to take any other action and the Prime Lease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord, such consent not to be unreasonably withheld or delayed, and Landlord. Notwithstanding the foregoing, Sublandlord may condition its consent on the consent of Landlord being obtained and may require Subtenant to contact Landlord directly for such consent;

         (iii) All rights given to Landlord and its agents and representatives by the Prime Lease to enter the Premises covered by the Prime Lease shall inure to the benefit of Sublandlord and Landlord and their respective agents and representatives with respect to the Premises;

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         (iv)  Sublandlord shall also have all other rights, privileges, options, reservations and remedies granted or allowed to, or held by, Landlord under the Prime Lease;

         (v) Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease. All policies of liability insurance shall name as additional insureds the Landlord and Sublandlord and their respective officers, directors or partners, as the case may be, and the respective agents and employees of each of them; and

         (vi) Subtenant shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be cancelled or terminated.

     (c) Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary, Sublandlord and Subtenant hereby agree as follows:

         (i) Subtenant shall not assign, transfer, mortgage or pledge this Sublease, or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises, or suffer or permit this Sublease or the leasehold estate hereby created or any other rights arising under this Sublease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Subtenant. Any attempted assignment, transfer, mortgage, pledge, sublease or encumbrance in violation of this paragraph shall be void. Any and all assignment, sublease or any other transfer or transaction involving any interest of Subtenant in this Sublease shall be governed by all of the terms and conditions of Article IX (Assignment, Sublet and Change of Controlling Interest) of the Prime Lease as if such transfer or transaction had been engaged in or effected by Sublandlord as Tenant.

         (ii) Neither rental nor other payments hereunder shall abate by reason of any damage to or destruction of the Premises or the Furniture, or the Building or any part thereof, unless, and then only to the extent that, rental and such other applicable payments actually abate under the Prime Lease with respect to the Premises on account of such event. Subtenant acknowledges and agrees that all rights of termination, if any, of the Tenant set forth in Article XIV (Fire, Casualty or Taking) of the Prime Lease are reserved to Sublandlord, to be exercised or waived in its sole discretion, and Subtenant shall have no right to terminate this Sublease pursuant to the provisions of Article XIV of the Prime Lease;

         (iii) Subtenant shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance

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               in lieu thereof, of all or any portion of the Building or the
               Premises by virtue of this Sublease;

         (iv) Subtenant shall not have any right to exercise or have Sublandlord exercise any option under the Prime Lease, including, without limitation, any option to extend the term of the Prime Lease or lease additional space; and

         (v) In the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control as between Sublandlord and Subtenant.

     (d) It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations, warranties or indemnities, if any, made by Landlord in the Prime Lease. Without limiting the foregoing, Sublandlord shall have no obligation to provide any or all of the services, utilities, parking, work, alterations, signage rights, repairs, maintenance, restoration or insurance coverages to be provided by Landlord under the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, upon written request from Subtenant that the same have not been provided, and to use reasonable efforts to obtain the same from Landlord. Sublandlord shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on Landlord under the Prime Lease.

     (e) Notwithstanding the foregoing, Subtenant shall have no obligation to
(i) cure any default of Sublandlord under the Prime Lease, (ii) perform any obligation of Sublandlord under the Prime Lease which arose prior to the Term Commencement Date and Sublandlord failed to perform, (iii) repair any damage to the Premises caused by Sublandlord, (iv) remove any alterations or additions installed within the Premises by Sublandlord, (v) indemnify Sublandlord or Landlord with respect to any negligence or willful misconduct of Sublandlord, its agents, invitees, employees or contractors or other subtenants of the Building other than Subtenant, or (vi) discharge any liens on the Premises or the Building which arise out of any work performed, or claimed to be performed, by or at the direction of Sublandlord.

     (f) Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord, except the agreements of Subtenant in Sections 11 and 12 hereof in favor of Landlord, and then only to the extent of the same.

     (g) Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary and except for obligations under the Lease which have been assumed by Subtenant pursuant to the terms of this Sublease, Sublandlord covenants and agrees to perform all of Sublandlord's obligations under the Lease to be performed and observed by Sublandlord and not to do anything or omit to do anything which will cause a default, beyond applicable notice and cure periods, under the Lease. Except in the event of a casualty or


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condemnation and provided and so long as this Sublease is in full force and effect and Subtenant is not in default hereunder, Sublandlord will not voluntarily surrender the Premises or enter into an agreement with Landlord to terminate the Prime Lease with respect to the Premises, nor shall it agree to modify or amend the Prime Lease in any way that will reduce the rights or increase the obligations of Subtenant under this Sublease in any material respect.

     7. DEFAULT BY SUBTENANT.

     (a) Upon the happening of any of the following:

         (i) Subtenant fails to pay any Base Rent or any other amount due from Subtenant hereunder within five (5) days after the date when same is due;

         (ii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for thirty (30) days after notice thereof from Sublandlord to Subtenant, except that Subtenant shall not be in default if said failure cannot be cured within thirty (30) days after the date of such notice provided that Subtenant commences to cure within thirty (30) days after the date of such notice, thereafter diligently pursues curing of the failure and completes such cure within sixty (60) days after the date of the initial notice from Sublandlord; or

         (iii) any other event occurs which involves Subtenant or the Premises and which would constitute a default under the Prime Lease if it involved Sublandlord or the Premises;

Subtenant shall be deemed to be in default hereunder, and Sublandlord may exercise, without limiting any other rights or remedies available to it hereunder or at law or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Sublandlord thereunder.

     (b) In the event Subtenant fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Subtenant, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid or expended in undertaking such performance, together with all costs, expenses and attorneys' fees incurred by Sublandlord in connection therewith and interest on such amounts from the date when so paid or expended at the Default Rate, shall be additional rent hereunder.

     8. CASUALTY AND TAKING.

     (a) In the event that during the Sublease Term, all or any part of the Premises are destroyed or damaged by fire or other casualty or taken by eminent domain, and either Sublandlord or Landlord terminates the Prime Lease pursuant to its terms because of such damage, destruction or taking, then this Sublease shall likewise terminate on the same date that the Prime Lease terminates. Sublandlord shall give Subtenant prompt notice of such termination and the date on which it shall occur.



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     (b) In the event any such damage, destruction or taking of the Premises occurs and this Sublease is not terminated pursuant to this Section 8, then Sublandlord shall use reasonable efforts to cause Landlord to repair and restore the Premises as required by the terms of the Prime Lease. The Base Rent and any other additional rent hereunder shall be abated if and only to the extent the rent and additional rent payable under the Prime Lease is abated, and in the case of a taking which permanently reduces the area of the Premises, a just proportion of such rent shall be abated for the remainder of the Sublease Term.

     (c) Any and all rights to receive awards made for damages to the Premises and the leasehold hereby created accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, are reserved to Sublandlord and Landlord. Subtenant hereby releases and assigns to Sublandlord and Landlord all Subtenant's rights to such award and covenants to deliver such further assignments and assurances thereof as Sublandlord or Landlord may from time to time request.

     9. NONWAIVER. The failure of Sublandlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Sublease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Sublandlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed to have been a waiver of such breach by Sublandlord. No consent or waiver, express or implied by Sublandlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     10. CUMULATIVE RIGHTS AND REMEDIES. Any and all rights and remedies which Sublandlord may have under this Sublease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

     11. WAIVER OF CLAIMS AND INDEMNITY.

     (a) Subtenant hereby releases and waives any and all claims against Landlord and Sublandlord and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in the Premises by Subtenant during the term of this Sublease other than by reason of Landlord's or Sublandlord's negligence or willful misconduct and except in any case which would render this release and waiver void under law.

     (b) Subtenant agrees to indemnify, defend and hold harmless Sublandlord and its officers, directors, partners, agents and employees, and any other parties required to be indemnified under by tenant under the terms of the Lease, from and against any and all claims, demands, costs and expenses of every kind and nature, including attorneys' fees and litigation expenses, arising from Subtenant's use or occupancy of the Premises, Subtenant's construction of any leasehold improvements in the Premises (including, without limitation, the Subtenant's Improvements) or from any breach or default on the part of Subtenant in the performance of any agreement or covenant of Subtenant to be performed or performed under this Sublease or pursuant to the terms of this Sublease, any holding over by Subtenant after the expiration or earlier termination of the


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Sublease Term, or from any negligent act or omission or intentional misconduct of Subtenant or its agents, officers, employees, guests, servants, invitees or customers in or about the Premises or the Building. In case any such proceeding is brought against any of said indemnified parties, Subtenant covenants, if requested by Sublandlord, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Sublandlord.

     (c) Subtenant and Sublandlord each shall indemnify and hold harmless the other from and against any and all cost, expense or liability (including reasonable attorneys' fees) incurred on account of such party's actions or the actions of its employees, agents, licensees or contractors on or about the Premises or the Building or on account of any breach or violation by the indemnifying party of this Sublease or the Prime Lease, except to the extent that the same is due to the negligence or willful misconduct of the other party or its employees, agents, invitees, licensees, or contractors. Subtenant and Sublandlord each hereby releases and waives any right or claim against the other party, or any of its directors, officers, shareholders, partners, employees, advisers or agents for loss of business, loss of profits, inconvenience, or for any other incidental or consequential damages relating to this Sublease.

     (d) No director, officer, shareholder, partner, employee, adviser or agent of Sublandlord or Subtenant shall be personally liable in any manner or to any extent under or in connection with this Sublease.

     12. WAIVER OF SUBROGATION. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, shareholders, agents and employees of each of them, for any loss or damage that may occur to the Premises or the premises covered by the Prime Lease, or any improvements thereto, or any personal property of any person therein or in the Building, by reason of fire, the elements or any other cause insured against or required to be insured against under the terms of this Sublease or the Prime Lease, regardless of cause or origin, including negligence of either party, except in any case which would render this waiver void under law.

     13. BROKERAGE COMMISSIONS. Subtenant and Sublandlord mutually represent and warrant that they have dealt with no broker in connection with this transaction except Trammell Crow Company as broker for Sublandlord (the "Broker"). Each agrees to defend, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent other than the Broker with respect to the indemnifying party's dealings in connection with this Sublease. A brokerage fee shall be paid to the Broker by Sublandlord pursuant to a separate agreement. The payment of the brokerage fee is contingent upon this Sublease being fully executed and being approved by the Landlord.

     14. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord and shall be binding


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upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant's assigns. The provisions of Subsection 6(e) and Sections 11 and 12 hereof shall inure to the benefit of the successors and assigns of Landlord.

     15. ENTIRE AGREEMENT. This Sublease contains all the terms, covenants, conditions and agreements between Sublandlord and Subtenant relating in any manner to the rental, use and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by Sublandlord and Subtenant.

     16. NOTICES.

     (a) In the event any notice from the Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible, but in any event within twenty-four (24) hours, deliver such notice to Sublandlord if such notice is written or advise Sublandlord thereof by telephone if such notice is oral.

     (b) Notices and demands required or permitted to be given by either party to the other with respect hereto or to the Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid:

         if to Sublandlord:           LINCOLN TECHNOLOGIES, INC.
                                      880 Winter Street
                                      Waltham, MA 02451
                                      Attn: Ari Buchler, Esq.
                                      Vice President and General Counsel

         with a copy to:              Goodwin Procter LLP
                                      Exchange Place
                                      Boston, Massachusetts 02109
                                      Attn:  Andrew C. Sucoff, Esq.

         if to Subtenant:             MacroChem Corporation
                                      40 Washington Street, Suite 220
                                      Wellesley, MA
                                      Attn:  Glenn E. Deegan
                                      Vice President and General Counsel

         if to Landlord:              at the address of Landlord as set forth in
                                      Article XIX of the Prime Lease.

Notices and demands shall be deemed to have been given on the date when: (i) deposited with the United States Postal Service, if mailed; (ii) delivered if made by personal delivery; or (iii) deposited with the applicable overnight air courier service, if sent by overnight mail. Either party may change its address for receipt of notices by giving notice to the other party in accordance with the foregoing provisions of this Section.

     17. AUTHORITY OF SUBTENANT. Each of Sublandlord and Subtenant represents and warrants to the other that this Sublease has been duly authorized, executed and delivered by and on behalf of such party and constitutes the valid, enforceable and binding agreement of such party.

     18. SECURITY DEPOSIT.

     (a) Subtenant acknowledges that Sublandlord is unwilling to execute this Sublease unless Subtenant provides Sublandlord with security for Subtenant's obligations under this Sublease. Accordingly, Subtenant shall deliver to Sublandlord, on the date that Subtenant executes and delivers this Sublease to Sublandlord, a cash security deposit in the amount of $6,217.75 (the "SECURITY DEPOSIT").

     (b) In the event that Subtenant is in default, beyond the expiration of applicable notice and cure periods, of any of its obligations under this Sublease, then Sublandlord shall have the right, at any time after such event, without giving any further notice to Subtenant, to apply all or part of the Security Deposit to cure such default. In the event of any such application by Sublandlord, Subtenant shall, within five (5) business days of written demand therefor, restore the Security Deposit to the original amount required hereunder.

     (c) Sublandlord shall not be required to hold the Security Deposit in a separate account, nor shall Subtenant be entitled to any interest earned with respect thereto.

     (d) To the extent that Sublandlord has not previously drawn upon the Security Deposit, and to the extent that Subtenant is not otherwise in default of its obligations under this Sublease as of the expiration or earlier termination of this Sublease, Sublandlord shall promptly return the Security Deposit to Subtenant.

     (e) In no event shall the Security Deposit be deemed to be a prepayment of rent or considered as a measure of liquidated damages.

     19. CONSENT OF LANDLORD. This Sublease is conditioned upon procuring the consent of Landlord to this Sublease in accordance with the Prime Lease (the "Consent"), and the Sublandlord and Subtenant shall cooperate with each other in seeking Landlord's Consent. If the Consent is not granted by Landlord in writing within thirty (30) days after the date of execution of this Sublease by Sublandlord and Subtenant, then, at the election of either party upon written notice to the other given prior to the receipt of such Consent, this Sublease shall be terminated. If this Sublease is so terminated: (i) all consideration previously paid by Subtenant to Sublandlord on account of this Sublease shall be returned to Subtenant; and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease, except for those liabilities or obligations which have accrued and remain unperformed as of the date this Sublease is so terminated. Subtenant shall reimburse Sublandlord for all legal and administrative costs payable to Landlord pursuant to the Prime Lease in connection with the Consent.

     20. EXAMINATION. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option for the Premises or in any manner bind Sublandlord, and no lease, sublease or obligation on Sublandlord shall arise until this instrument is signed and delivered by Sublandlord and Subtenant and the consent of Landlord is obtained as described in Section 19 above; provided, however, that the execution and delivery by Subtenant of this Sublease to Sublandlord shall constitute an irrevocable offer by Subtenant to sublease the Premises on the terms and conditions herein contained, which offer may not be revoked unless Sublandlord fails to execute this Sublease within thirty (30) days after the date of such delivery by Subtenant.

     21. PARKING. Provided that Subtenant is not in default of any of its obligations hereunder and subject to the terms of the Prime Lease, during the Sublease Term, Subtenant shall have the right to use up to 17 parking spaces at no additional cost to Subtenant.

     22. SUBLEASE IMPROVEMENTS. Subject to (i) Subtenant's compliance with the applicable terms and conditions of this Sublease and the Prime Lease, including, without limitation, Article XV of the Prime Lease, and (ii) obtaining Prime Landlord's prior written consent, Subtenant shall have the right to perform the alterations (if any) described in Exhibit D attached hereto (the "Subtenant's Improvements"), at Subtenant's sole cost and expense. In the event the Prime Landlord requires the removal of such Subtenant's Improvements at the end of the Sublease Term, Subtenant shall remove such Subtenant's Improvements, at its sole cost and expense, prior to the end of the Sublease Term and restore the Premises to its condition prior to the performance of such subtenant's Improvements.

     23. MISCELLANEOUS.

     (a) If any dispute should arise between Sublandlord and Subtenant with respect to interpretation or performance of this Sublease, the nonprevailing party shall pay the prevailing party's reasonable attorneys' fees and costs.

     (b) This Sublease shall be governed by and interpreted under and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Sublease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Sublease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties.

This Sublease contains the entire agreement of the parties with respect to the subject matter which it covers and supersedes all prior or other negotiations, representations, understandings and agreements of, by or between the parties, all of which shall be deemed fully merged herein.

     (b) This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     (c) The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit, construe or describe the scope of this Sublease or the meaning or intent of any provision hereof.

     (d) This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (e) The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

     (f) Subtenant may not record this Sublease or any memorandum thereof without the Sublandlord's prior written consent.

     (g) This Sublease may be modified only by a writing signed by both parties.

                         [Signatures on Following Page]

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date aforesaid.


                                          SUBLANDLORD:

                                          LINCOLN TECHNOLOGIES, INC.
                                          a Massachusetts corporation


                                          By:/s/ D.A. Buchler
                                               Its: Secretary


                                          SUBTENANT:

                                          MACROCHEM CORPORATION
                                          a Massachusetts corporation


                                          By:/s/ Bernard R. Patriacca
                                               Its: VP & CFO


Exhibits

"A" - Prime Lease

"B" -  List of Furniture

                                    EXHIBIT A

                                   PRIME LEASE



                                 (SEE ATTACHED)


                               Ex. A - pg. 1 of 1

                                    EXHIBIT A
                           to Sublease between Lincoln
                               Technologies, Inc.
                            And Macrochem Corporation

                                 LEASE AGREEMENT

     This Lease Agreement (this "Lease") is entered into as of the 21ST day of MAY, 2002 by and between HAYMAC LLC (hereinafter referred to as "Landlord") with a principal place of business at 34 Washington Street, Suite DEC7, Wellesley Hills, Massachusetts 02481-1909, and LINCOLN TECHNOLOGIES, INC. (hereinafter referred to as "Tenant") with a current address at 1383 Washington Street, West Newton, Massachusetts 02465.

     WHEREAS, Landlord owns the office building located at 40 WASHINGTON STREET, WELLESLEY HILLS, MASSACHUSETTS 02481 (the "Building"); and

     WHEREAS, Tenant, which is duly authorized to conduct business in the Commonwealth of Massachusetts, desires to lease the portion of the Building identified generally as Suite 230, containing approximately 3,340 rentable square feet on the second floor of the Building (said rentable square footage includes Tenant's proportionate share of common area within the Building which is approximately 15%, rendering the suite approximately 2,839 usable square feet).

     NOW, THEREFORE, in consideration of the Premises and the mutual covenants set forth herein, Landlord hereby leases the above noted portion of the Building as outlined in red on the floor plan marked EXHIBIT "A" and attached hereto and made a part hereof (hereinafter referred to as the "Demised Premises"), together with rights to certain common areas of the Building and of the land on which the Building is located (hereinafter the combination of the "Demised Premises" and common area will be referred to as the "Premises") pursuant to the following terms and conditions:

I.   TERM

     This Lease shall be for a term of Three (3) Years and Sixteen (16) Days commencing on the 15th day of September, 2002 and ending on the 30th day of September, 2005.

II.  RENTAL

     Beginning on September 15, 2002, Tenant agrees to pay, without notice, offset, demand or deduction, rent at the annual rate of Eighty Six Thousand Eight Hundred Forty Dollars ($86,840.00) payable in advance in equal monthly installments of Seven Thousand Two Hundred Thirty Six Dollars and Sixty Seven Cents ($7,236.67) on or before the first day of each and every calendar month during the term hereof, and at the same rate for any fraction of a month occurring at the beginning or end of the term hereof, at Landlord's address as set forth above, or to such other place as Landlord may designate in writing.

     Upon execution of this Lease, Tenant agrees to pay to Landlord $10,855.01, representing rent for the period September 15, 2002 through October 31, 2002 ($7,236.67 x 1.5 = $10,855.01).

     If Tenant fails to pay all or any part of the monthly rent provided for in this Article II within seven (7) days of the date on which it is due, then Tenant shall also pay a late charge equal to four percent (4%) of the unpaid rent. In any event, if, at the beginning of any month after such rent was due, all or any part of the monthly rent is still unpaid, Tenant shall pay an additional late charge equal to four percent (4%) of the unpaid rent. Notwithstanding anything to the contrary, the monthly rent is due and payable in advance on or before the first day of each and every calendar month during the term hereof and the above noted seven (7) day period before a late charge is assessed is not intended to be a grace period. Landlord's acceptance of a lesser sum than the Rent then due shall in no event be deemed to be other than a partial installment of such rent due, and an endorsement or statement on any check or any letter accompanying any check or payment as rent shall in no event be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

III. USE OF PREMISES

     A. PERMITTED USES AND ACCESS. Tenant shall use the Demised Premises for general office purposes, and Landlord warrants that the Premises may be used for general office purposes. Tenant shall be responsible for obtaining and maintaining all necessary licenses, permits and approvals for Tenant to carry on the Tenant's permitted use in the Demised Premises as may be required by any government authority. Landlord's services are provided between the ordinary business hours of 7:00 AM and 6:00 PM, Monday through Friday, excluding holidays. Notwithstanding anything herein to the contrary, Tenant shall have use and access to the Premises on a seven-day per week, twenty-four hour per day basis.

     Tenant agrees that its density of occupation within the Demised Premises shall not exceed one employee per 200 usable square feet of floor space in any one given area. Total density of occupation for the Demised Premises shall not exceed five (5) people per 1000 usable square feet. Tenant shall not place a load upon any floor in the Demised Premises which exceeds a floor load of Seventy Five pounds per square foot (75 lbs./sq. ft.) of area, and not move any safe, vault or other heavy equipment in, about or out of the Building except in such manner and at such time as the Landlord shall in each instance authorize. Tenant's machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure.

     Tenant further agrees not to use the Premises to carry on, or permit upon the Premises any offensive, noisy or dangerous trade, business manufacture or occupation, or any nuisance, or allow the Premises to be used for any purpose that will increase the rate of insurance thereon over the rate charged by reason of a use of the character herein permitted without Landlord's prior written consent and without compensating Landlord for such increase; and nothing in violation of any present or future federal, state or local law or ordinance regulating use of the Premises, will be done or permitted by the Tenant in or upon said Premises or any part thereof.

     Tenant shall not commit or permit any waste in or with respect to the Premises, nor generate, store or dispose of any oil, toxic substances, hazardous wastes, or hazardous materials (each a "Hazardous Material"), or permit the same in or on the Premises or any parking areas provided for under this Lease. Tenant shall not dump, flush or in any way introduce any Hazardous Materials into septic, sewage or other waste disposal systems serving the Premises or any parking areas provided for under this Lease. Tenant will defend, hold harmless and indemnify Landlord and its successors and assigns against all claims, loss, cost, and expenses including attorneys' fees incurred as a result of any contamination of the Premise with Hazardous Materials by Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees. This provision shall survive the termination of this Lease.

     B. HEATING AND AIR CONDITIONING. During ordinary business days and hours (as defined in Article III A.), Landlord shall provide a year round heating, ventilation and air conditioning ("HVAC") system capable of producing and maintaining the following conditions in the Demised Premises in areas where there are no more than one person for every two hundred usable square feet and no equipment employed by Tenant which generates excessive temperatures:

        Summer: Provide a temperature drop of 20 degrees Fahrenheit and relative humidity of 50% when the outside conditions do not exceed 95 degrees Fahrenheit.

        Winter: Provide a temperature inside of 68 degrees Fahrenheit when the outside temperature does not fall below 10 degrees Fahrenheit with a greater than 15 MPH wind prevailing.

     The heating and air conditioning systems shall be thermostatically controlled and zoned so as to automatically maintain preset temperature. Temperatures within a zone shall not vary more than 4 degrees Fahrenheit from the thermostatic settling. DURING THE PERIODS OTHER THAN ORDINARY BUSINESS DAYS AND HOURS, THE TEMPERATURE SETTINGS WILL BE 62 DEGREES IN THE HEATING SEASON AND 80 DEGREES IN THE COOLING SEASON.

     If Tenant's equipment generates heat equal to or in excess of 9000 BTU's within a 400 square foot area of the Demised Premises (or proportionately thereto for a different size area); thereby effecting Landlord's ability to provide the above noted temperatures using the Building's HVAC system, then Tenant will be required to install a supplementary air conditioning system to service the area within the Demised Premises where said equipment is employed by Tenant. Tenant will be required to use the Building's designated HVAC contractor for the installation of said supplementary air conditioning unit and Tenant will be solely responsible for all costs associated with the purchase, installation and operation of said system (including the cost of installing a separate electric meter, if necessary). At the termination of this Lease, the supplementary air conditioning unit will remain with the Demised Premises and will become the property of Landlord.

     C. ELECTRICITY. Tenant's use of electrical energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded, and to avert possible adverse effect upon the Building, Tenant shall give notice to Landlord whenever it shall connect to the Building's electrical distribution system any fixtures, appliances or equipment other than a reasonable quantity of lamps, personal computers, printers, typewriters, copiers, fax machines and similar office machines for standard office type uses.

     Any additional feeders or risers to supply Tenant's electrical requirements other than those set forth in EXHIBIT "A", and all other equipment proper and necessary in connection with such feeders and risers shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant, provided that, in Landlord's reasonable judgment, such additional feeders, risers or dedicated circuits are permissible and will not cause or create danger or injury to the Building or cause or create a dangerous condition or unreasonably interfere with the other Tenants of the Building.

     D. RULES AND REGULATIONS. Tenant agrees to comply with all REASONABLE rules and regulations promulgated by Landlord from time to time for the operation of the Building including, but not limited to, those currently adopted, as shown on EXHIBIT "C" attached hereto and uniformly enforced with all tenants in the building.

IV.  TAXES, UTILITIES AND JANITORIAL SERVICES

     A. LANDLORD'S RESPONSIBILITY. Except as provided in Article V hereof, Landlord agrees to pay all real estate taxes and assessments levied against the Premises and to furnish the following services and utilities related to Tenant's use and occupancy of the Demised Premises:

     1. Original installation (and not replacement) of lamps, bulbs, ballasts, and starters in electrical light fixtures.

     2. Upkeep of grounds and other common area, and removal of snow and ice from parking areas and sidewalks.

     3. Janitorial services in accordance with Landlord's instruction sheet, a copy of which is attached hereto and made a part hereof and marked EXHIBIT "B".

     4. Electric current for lights and ordinary business machines and air conditioning as detailed in Article III of the Lease.

     5. Gas for the heating of the Demised Premises as detailed in Article III of the Lease.

     6. Water and sewer for plumbing in the Demised Premises and the common areas of the Building.

     Landlord does not warrant that any services supplied by Landlord will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or any reason beyond the reasonable control of Landlord. IN THE EVENT OF AN INTERRUPTION OF SERVICES, LANDLORD WILL USE ITS

BEST EFFORTS TO RESTORE SAID SERVICES AS QUICKLY AS POSSIBLE. UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, OR AGENTS, no interruption of service shall:

          a. Be considered an eviction or disturbance of Tenant's use and possession of the Demised Premises;

          b. Make Landlord liable to Tenant for damages;

          c. Entitle Tenant to an abatement of rent; or

          d. Relieve Tenant from performing Tenant's obligations under this Lease.

     B. TENANT'S RESPONSIBILITY. Tenant shall be responsible to provide and pay for the following services and expenses related to Tenant's use and occupancy of the Demised Premises.

     1. The trash removal service provided by Landlord and detailed in EXHIBIT "B" of the Lease covers only the removal of routine office trash in standard waste receptacles. It is understood that any cardboard boxes, large amounts of trash or other items not considered routine office trash will be promptly removed from the Premises by Tenant at Tenant's expense in accordance with all applicable legal requirements. Tenant shall not allow any large amounts of trash to accumulate.

     2. Personal property tax to town or city.

V.   ESCALATIONS

     A. OPERATING EXPENSES (EXCLUDING REAL ESTATE TAXES)

     The rental, outlined in Article II hereunder, includes the base per-square-foot operating costs to operate the Building (fully occupied), of which the Demised Premises forms a part. These per-square-foot operating costs are outlined in EXHIBIT "D" which is attached hereto and accepted by Tenant. Tenant acknowledges and agrees that if these per-square-foot costs decrease below the base over the term of the Lease, there will be no credit reduction to or replacement of the EXHIBIT "D" attached hereto.

     COMMENCING JANUARY 1, 2004, if during the term of this Lease the total of the per-square-foot operating costs increases over that set forth in EXHIBIT "D", then Tenant agrees to pay its proportionate share of such increase (the "Operating Increase"). Tenant's proportionate share shall be determined by multiplying the per-square-foot Operating Increase by the Usable Square Footage of the Demised Premises (2,839 u.s.f.). Landlord may make a reasonable estimate of the expected per-square-foot Operating Increase, and may bill Tenant for its proportionate share thereof as additional monthly rental hereunder.

     Landlord will render a yearly accounting of the per-square-foot costs incurred, and Tenant agrees to pay any shortfall between Tenant's estimated payments made and the actual increase in the per-square-foot costs incurred by Landlord. In the event the total per-square-foot costs incurred by Landlord prove to be less than the amount estimated by Landlord and paid by Tenant, then

Landlord shall refund any overpayment to Tenant by either applying, at Landlord's option, any overpayment to Tenant's future estimated payments or by lump sum refund.

     B. REAL ESTATE TAXES.

     The rental, outlined in Article II hereunder, includes the base per-square-foot real estate taxes for the Building, of which the Demised Premises forms a part. This per-square-foot real estate tax is outlined in EXHIBIT "D" which is attached hereto and accepted by Tenant. Tenant acknowledges and agrees that, if this per-square-foot cost decreases below the base over the term of the Lease, there will be no credit, reduction to or replacement of the EXHIBIT "D" attached hereto.

     COMMENCING JANUARY 1, 2004, if in any real estate tax billing period, or portion thereof, during the term of this Lease, the per-square-foot real estate taxes levied against the Building, on an annual basis, increase over those shown on EXHIBIT "D", then Tenant agrees to pay its proportionate share of the increase in said real estate taxes (the "Tax Increase"). Tenant's proportionate share shall be determined by multiplying the per-square-foot Tax Increase by the Usable Square Footage of the Demised Premises (2,839 u.s.f.). Landlord may make a reasonable estimate of the expected per-square-foot Tax Increase and may bill Tenant for its proportionate share as additional monthly rental hereunder.

     Landlord will render a yearly accounting of the per-square-foot real estate taxes incurred, and Tenant agrees to pay any shortfall between Tenant's estimated payments made and the per-square-foot real estate taxes incurred by Landlord. In the event the total per-square-foot real estate costs incurred by Landlord prove to be less than the amount estimated by Landlord and paid by Tenant, then Landlord shall refund any overpayment to Tenant by either applying, at Landlord's option, any overpayment to Tenant's future estimated payments or by lump sum refund.

     C. PAYMENT OF ESCALATIONS.

     Tenant is obligated to pay such estimated and actual cost increases referred to in Sections A and B above upon receipt of Landlord's billing or notice of same. Landlord shall furnish Tenant with a statement, which sets forth, in reasonable detail, the basis for such escalations.

VI.  SIGNS AND PARKING

     Landlord agrees to supply and install identifying signs for Tenant similar to those employed for other Tenants in the Building, at the main entrances to the Building and to the Demised Premises. Tenant shall in no event place any signs on the exterior or interior of the Building, or within the Demised Premises, which will be visible from the exterior of the Building.

     Tenant, its employees and visitors, shall be allowed to use the general parking areas designated for the Building as outlined in red on the attached Exhibit "E", in common with others entitled thereto. The parking ratio for the Building is four (4) unassigned parking spaces per 1,000 usable square feet, therefore there are twelve (12) unassigned parking spaces allocated to the Premises. Tenant's requirements for any visitor's parking spaces are included within this ratio. Landlord reserves the right to modify the general parking areas, to assign reserved parking spaces to Tenants within the Building and/or issue parking stickers, provided Tenant's allotted parking spaces noted above are not reduced.

VII. MAINTENANCE, REPAIR AND SURRENDER

     A. LANDLORD'S RESPONSIBILITIES: Landlord agrees to maintain in good condition and repair the roof, foundations, structural components, common areas, HVAC systems, plumbing in the common areas, and windows of the Building. Landlord shall not be required to make any such repairs where same were caused by any acts or omission or negligence of Tenant, its agents, invitees, licensees, visitors, or contractors.

     B. TENANT'S RESPONSIBILITIES: Tenant agrees that during the initial term of this Lease or any extension thereof, and for such further time as Tenant may hold the Demised Premises or any part thereof, it will:

        a. Keep the Demised Premises and the improvements therein in such repair, order and condition as the same are in at the commencement of the term or may be put in during the continuation thereof. Reasonable use and damage by fire or other unavoidable casualty alone excepted;

        b. Not cause the Demised Premises to be overloaded, damaged or defaced, reasonable use and wear and damage by fire or other unavoidable casualty alone excepted; and

        c. Tenant is responsible for the repair and maintenance, including annual preventive maintenance, for the plumbing in the Demised Premises (i.e.: kitchen sink). Tenant is also responsible for the cost of any and all repairs necessitated from any malfunction and/or breakdown of the plumbing in the Demised Premises due to Tenant's negligence, which may cause damage to others.

        d. At the expiration of other termination of the Lease, yield up the Premises and all keys, locks, Landlord's fixtures connected therewith, and all erections and additions thereon made to or upon the Premises with the consent of Landlord, unless otherwise directed by Landlord, broom clean in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other unavoidable casualty alone excepted. On or before the expiration of the Lease, Landlord and Tenant shall arrange a formal inspection of the Premises to insure that the Tenant's move from the Premises is in accordance with Landlord's requirements, and that the above conditions have been met and completed.

VIII. ACCESS

     Landlord shall have the right to enter into and upon the Demised Premises or any part thereof, at all reasonable hours for the purposes of (a) examining the same, (b) making such repairs or alterations therein as may be necessary,

(c) showing the Demised Premises to prospective purchasers, mortgagees and the like; and (d) during the final six (6) months of the term or any extension thereof, showing the Demised Premises to prospective tenants, provided that reasonable efforts be made to avoid undue interference with the conduct of Tenant's business.

     As appurtenant to the Demised Premises, Tenant shall have the right to use all elevators, hallways, stairways and such other common areas as are necessary for entrance to and exit from the Demised Premises and the Premise, together with common driveways giving access to parking areas.

IX.  ASSIGNMENT, SUBLET AND CHANGE OF CONTROLLING INTEREST

     A. ASSIGNMENT. Tenant may assign the Demised Premises, in whole or in part, only to any wholly-owned subsidiary, or to any corporation (a "parent corporation") of which Tenant is a wholly-owned subsidiary, or to any wholly-owned subsidiary of a parent corporation now or hereafter organized, provided that (i) Tenant shall provide Landlord with prior written notice of such assignment; (ii) Tenant shall remain liable hereunder; (iii) such assignee shall be bound by the obligations of Tenant; and (iv) Tenant shall reimburse Landlord promptly for any legal and other reasonable expenses incurred by Landlord in connection with any such assignment under this Article. Other than noted above, the Lease for the Demised Premises may not be assigned to any other party.

     B. SUBLETTING: If, however, Tenant desires to sublet the whole or any part of the Demised Premises to any other party, Tenant shall first: (a) pay Landlord, in advance, a nonrefundable sublet fee in the amount of Seven Thousand Five Hundred Dollars ($7,500.00) and (b) provide Landlord with written data pertaining to the proposed subtenant, including but not limited to the name of the proposed subtenant and its principle address and key officers, trustees or other persons holding control; financial statements for the proposed subtenant; a statement of the business activities of the proposed subtenant and its proposed use of the Demised Premises; proposed floor plans for the Demised Premises (if changes are requested); the proposed terms and form of the sublease agreement; the number of persons who will occupy the Demised Premises pursuant to the proposed sublease; and such other items as Landlord may reasonably request. After receipt of the above information and nonrefundable processing fee, Landlord shall have within five (5) business days the option of (i) consenting to the proposed sublease in writing, (ii) rejecting such proposed sublease and providing Tenant with reasonable grounds therefor, or (iii) canceling this Lease in writing as it applies to the area proposed to be subleased and relieving Tenant of any further liability hereunder as to such area.

     Except for a written cancellation pursuant to item (iii) above, Tenant shall in all events remain fully liable under this Lease. Any subtenants shall also become directly liable to Landlord for all obligations of Tenant under this Lease without relieving Tenant of any liability; provided, however, that Landlord shall have the right to require that all payments made under this Lease continue to be made by Tenant. In no event shall Tenant have any right to assign, directly or indirectly, its rights or obligations under this lease except as provided in Paragraph A (Assignment) above. Reasonable grounds for Landlord's rejection of a proposed sublease include, without implied limitations, the following: (a) the proposed subtenant's financial responsibility does not meet the same criteria Landlord used to select tenants for the Building, (b) the proposed subtenant's business is not suitable for the Building considering the businesses of other tenants in the Building and the Building's prestige or image, or (c) the proposed use is inconsistent with the permitted uses described in Article III hereof. Consent to one sublease pursuant to the terms hereof shall not waive the requirements of this provision with respect to subsequent subleases, and all subsequent subleases shall be subject to all terms and provisions contained herein.

     Notwithstanding anything to the contrary, Tenant will not have any rights to sublease the office suite if there is less than one (1) year remaining on the term of the Lease. Also, Tenant may not sublease to any tenant that is leasing another office suite in an office building managed by Haynes Management Inc. and any proposed subtenant must sublease the suite for the full remaining term of the Lease. If Landlord consents to the proposed sublease in writing and if the terms of the sublease are such that the subtenant is paying Tenant MORE RENT than the rent detailed in Article II of the primary Lease between Landlord and Tenant, then Tenant will be required to pay to Landlord as additional rent sixty five percent (65%) of the difference between the rent the subtenant is paying to Tenant and the rent that Tenant is obligated to pay to Landlord under the terms of this Lease.

     C. CHANGE OF CONTROLLING INTEREST OR AUTHORIZED SIGNATORY

     If, during the term of this Lease, or any extension hereunder, there shall be (i) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets are transferred, or (ii) transactions with an entity where there is a transfer of a controlling portion of or interest in the stock or other evidences of equity interest of Tenant: then Tenant shall notify Landlord, in advance and in writing, of such transactions and shall supply to Landlord information (including, but not limited to, financial statements, names of principals, ownership interests, nature of business, etc.) regarding such transactions. In any such event, the successors to Tenant (hereinafter referred to as "Successor") must have a net worth computed in accordance with generally accepted accounting principles, consistently applied, at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease. Tenant must provide proof satisfactory to Landlord at least ten (10) days prior to the effective date of any such transaction.

     Prior to Landlord's acceptance of the Successor, Landlord has the right to require the Successor to provide Landlord with an instrument or financial guarantee (such as a Letter of Credit) from a local financial institution, the form and amount of which will be mutually agreed upon by Landlord and the Successor, but in no event less than the greater of (1) the current security provided by Tenant or (ii) an amount equal to six months rent, and the Successor must agree directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including without limitation, the covenant against further assignment. Notwithstanding anything to the foregoing to the contrary, if the equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article and this paragraph IX.C. will not apply to Tenant.

X.   SUBORDINATION TO MORTGAGES

     This Lease shall be subject and subordinate to the lien(s) of any current mortgage or mortgages of record and to any ground leases of the Premises, as well as any such mortgage or mortgages or ground leases which may hereafter be recorded, against the real estate of which the Demised Premises are a part, and the recording of any such mortgage or mortgages or ground leases shall be prior in lien and interest to this Lease irrespective of the date of recording. Tenant agrees to execute any instrument which Landlord or any mortgagee or ground lessor may deem necessary to further effect the subordination of this Lease to any such mortgage or mortgages or ground leases, provided, however, that this subordination is subject to the condition that notwithstanding any default in any such mortgage or ground lease or any foreclosure thereof or default or termination thereunder, this Lease shall remain in full force and effect and Tenant shall be permitted to remain in quiet and peaceful possession of the Demised Premises throughout the term hereof and any extension, so long as Tenant shall not be in default under this Lease.

     Tenant shall, within ten (10) business days after receipt of written request therefor, execute and deliver to Landlord an Estoppel Certificate, certifying as to (i) the accuracy of the Lease, (ii) the commencement and termination dates of the Lease, (iii) the Lease being unmodified and in full effect, or in full effect as modified, stating the date and nature of any modification, (iv) whether Landlord is in default under the Lease or whether Tenant has any claims, demands, offsets or other rights against Landlord and, if so, specifying the default, claim, offset, demand or right, and (v) any other reasonably ascertainable fact covered by the Lease. Such Estoppel Certificate may be relied upon by Landlord and any third party with which Landlord is dealing, and Tenant's failure to execute and deliver such Estoppel Certificate shall be a default hereunder.

XI.  INSURANCE AGAINST FIRE AND OTHER PERILS

     Landlord shall keep the Building in which the Demised Premises are located (including all improvements and alterations made thereto by Landlord or Tenant) insured against damage or destruction by fire, and other perils commonly covered under an extended coverage endorsement to the extent of the full insurable value thereof, subject to customary deductibles. Landlord shall be responsible for determining the amount of fire and extended coverage insurance to be maintained. Such insurance shall be maintained for the protection of both Landlord and Tenant and in case of loss or damage, the proceeds thereof shall be applied on account of the obligation of Landlord to repair and/or rebuild the Premises to the extent required under the provisions of Article XIV hereof. Landlord may maintain such insurance under a blanket policy or policies.

     Tenant shall insure its furnishings, fixtures, equipment and partitions against fire, vandalism and other perils with "all-risks" insurance in an amount equal to 100% of the replacement cost thereof. Tenant shall provide Landlord with a certificate evidencing such insurance and any renewals thereof.

XII. TENANT'S GENERAL LIABILITY INSURANCE

     Tenant shall, at all times, while it occupies the Demised Premises keep in full force and effect, at its own cost, a policy or policies of general public liability insurance, to include Bodily Injury and Property Damage, with respect to the Demised Premises, written by a company or companies qualified to do business in Massachusetts. The limits of liability shall not be less than $1,000,000 PER OCCURRENCE/$2,000,000 IN THE AGGREGATE. The policy or policies shall name Landlord and is property manager, Haynes Management Inc., as additional insured and shall contain a clause that such insurance cannot be canceled or changed without first giving Landlord thirty (30) days prior written notice. In addition to the aforementioned general liability limits, tenant shall keep in full force and effect, as its own cost, and Umbrella Policy in which the limits of liability shall be not less than $1,000,000 PER OCCURRENCE/$1,000,000 IN THE AGGREGATE. Tenant shall furnish Landlord with certificates evidencing such insurance and any renewals thereof.

XIII. INDEMNIFICATION

     Tenant shall save Landlord harmless and indemnified from all injury, death, loss, claims or damage to any person or property while on the Premises (unless caused by the gross negligence or willful misconduct of Landlord, his employees, agents, licensees or contractors), and from and against all injury, death, loss, claim or damage to any person or property wherever occurring occasions by any act, neglect or default of Tenant. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and pay all costs, expenses and reasonable attorney's fees and expenses that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease.

     Tenant agrees that Landlord shall not be responsible or liable for any loss or damage to any personal property belonging to Tenant, its employees or invitees, unless such loss or damage is caused through the gross negligence or willful misconduct of Landlord, his employees, agents, licensees or contractors.

XIV. FIRE, CASUALTY OR TAKING

     If the Demised Premises or any part thereof are damaged or destroyed in whole or in part by fire or other casualty, or demolished by the order or action of any public authority, this Lease shall, except as otherwise provided herein, remain in full force and effect and Landlord shall, to the extent of insurance proceeds actually received by Landlord on account of such casualty, promptly and with dispatch, repair and rebuild the Demised Premises so as to restore them to their condition before such damage, destruction or demolition, provided that Landlord shall not be responsible for delays in such reconstruction and restoration for causes beyond Landlord's control. There shall be an abatement of rent equally proportional to the loss of use of the Demised Premises because of such damage, destruction or demolition, and such abatement shall commence as of the time of the damage, destruction or demolition and continue until the completion of the reconstruction and restoration.

     If the Building of which the Demised Premises are a part is destroyed or damaged by fire or other casualty within the scope of Landlord's fire and extended coverage insurance so that more than forty percent (40%) of the Demised Premises are rendered untenantable, or if the Building is destroyed or damaged from any other cause so that more than sixty percent (60%) of the Building are rendered untenantable, either party may, at its own election, by written notice to the other party, within sixty (60) days after such destruction terminate this Lease.

     Notwithstanding the foregoing, Landlord shall have no obligation to restore the Demised Premises following a casualty occurring in the last nine (9) months of the term of this Lease, or to incur restoration costs in excess of the actual amount of insurance proceeds made available to Landlord by its insurer and not retained by a mortgagee or ground lessor of Landlord. In the event Landlord reasonably determines that actual insurance proceeds will be insufficient to cover the cost of restoration, Landlord shall have the option of (a) terminating this Lease by thirty (30) days written notice to Tenant or (b) giving Tenant the option of (i) paying for the uninsured portion of the restoration costs or (ii) terminating this Lease by thirty (30) days written notice to Landlord.

     If the whole of the Demised Premises is taken by condemnation, then this Lease shall terminate as of the date of such taking. If forty percent (40%) or more of the Demised Premises is taken by condemnation, Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after receipt of notice of such taking. If the Lease is terminated by reason of taking or condemnation, the rent from the date of the taking shall totally abate; if the Lease is not so terminated, the rent shall abate proportionately according to the area of the floor space of the Demised Premises which is taken by condemnation, from the time Tenant vacates the condemned area.

     Tenant assigns and grants to Landlord all right, title and interest, present or prospective, in any award due or made because of a taking by condemnation, except any award expressly designated for relocation of Tenant.

XV.  ALTERATIONS

     Tenant shall have the right, at its own expense, to decorate and redecorate the Demised Premises and to make any nonstructural alterations and changes it shall deem expedient to the better conduct of its business, provided that (a) Tenant submits complete plans of such alterations and/or changes to Landlord for approval, such approval not to be unreasonable withheld, (b) such alterations and/or changes do not injure the structural safety of either the Demised Premises, the Premises or the Building, and in no way diminish the value of either, (c) such alterations and/or changes are to be completed by Landlord's managing agent, Haynes Management Inc., in a first class workmanlike manner, employing building standard materials of good quality and complying with all property governmental requirements, (d) Tenant will save Landlord harmless from all claims or liabilities because of damage or injury to any person or property occasioned by or growing out of such change or alterations, and (e) Tenant will preserve the Premises and the Building at all times free of liens for labor and materials. At the termination of this Lease or any extension thereof, the alterations shall remain as the property of Landlord unless Landlord expressly requests Tenant to remove such alterations, in which case Tenant shall do so and repair any damage caused by such removal.

XVI. DEFAULT

     If (a) Tenant shall neglect or fail to perform or observe any of the covenants or conditions contained herein and on its part to be performed or observed, and Tenant shall fail to cure said breach or default (i) within five
(5) days after written notice of said breach or default with respect to rent or any other money payment or (ii) within twenty-five (25) days after written notice of any other breach or default unless such breach or default is not of the type which can be cured within twenty-five (25) days, in which case Tenant shall commence to cure such breach or default within twenty-five (25) days and shall pursue such cure to completion diligently, or (b) the estate hereby created shall be taken on execution or by other process of law, or (c) any assignment shall be made of Tenant's property for the benefit of creditors or otherwise, or (d) a receiver shall be appointed for any part of Tenant's property, or (e) any proceedings shall be commenced by or against Tenant under any bankruptcy or insolvency law nor or hereafter enacted, then in any such case, Landlord and/or the agents of the Landlord may immediately or at any time thereafter and without further demand or notice (i) physically enter into and upon the Demised Premises or any party thereof in the name of the whole and repossess the same, or (ii) make an entry by written notice of same given to Tenant at the address listed herein or such other address as Landlord has been notified of, in writing, and Landlord may thereafter expel Tenant and those claiming through or under it and remove its effects, forcibly, if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrearages of rent or antecedent breaches of covenant, and upon either such form of entry the Lease shall terminate. Tenant covenants that in case of any such termination it will indemnify Landlord against all loss of rent and other payments, including damages which Landlord may incur by reason of such termination (including any reasonable attorney's fees incurred by Landlord in enforcing its rights against Tenant, and pro-rata reimbursement for any brokerage fee paid in connection with Tenant's aborted tenancy) during the remainder of the term and any extension thereof, said payments to be made from time to time upon demand of Landlord.

     Notwithstanding anything in the foregoing to the contrary, if Tenant fails to make timely payment of any rental or other monetary payment required herein due on more than two occasions within any period of twelve consecutive months after notice as aforesaid, Tenant shall be deemed to have defaulted and to have forfeited any right to cure or remedy any subsequent default, and in such event Landlord shall immediately obtain the rights set forth in the preceding paragraph and shall not be required to furnish Tenant with any further notice with respect to such subsequent default; or, if Landlord does not so elect and Tenant has accumulated three months or more of rent in arrears, then Tenant agrees to be liable for any and all costs incurred by Landlord, including reasonable attorney's fees, in collecting same.

     Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith, upon demand, all such sums, together with interest thereon at a rate equal to five percent (5%) over the Prime Rate.

     Except as otherwise expressly provided for in this Lease, failure on the part of the Landlord to complain of any action or nonaction on the part of Tenant, no matter how long the same may continue, shall never be a waiver by Landlord of any rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by the other.

XVII. ARBITRATION

     The parties agree that any dispute which pertains to their respective rights and duties under this Lease or with regard to what either of them is obliged to do or not do with respect to the Demised Premises, Premises or the Building itself, except for Landlord's entitlement to possession for non-payment of rent, shall be submitted to arbitration in accordance with the Rules of the American Arbitration Association, and any award or finding made shall be final and binding upon them and judgment thereon may be entered in any court having jurisdiction thereof.

XVIII. LANDLORD EQUITY INTEREST

     Tenant agrees that in connection with any and all claims arising out of this Lease pertaining to the Premises, it shall have recourse only to Landlord's interest in the Building and not the individual assets of Landlord.

XIX. NOTICES

     Notices required to be given hereunder shall be in writing and shall be deemed to be duly given and effective as of the date of (i) when delivered personally, (ii) 72 hours after mailed by registered or certified mail, return receipt requested or (iii) the day after deposited with a recognized carrier who provides overnight delivery service and evidence of delivery or refusal (such as but not limited to FedEx, Purolator Courier, UPS, or U.S. Postal Service Overnight Delivery), addressed to Landlord at 34 Washington Street, Suite DEC7, Wellesley Hills, Massachusetts 02481-1909 and to Tenant at the Demised Premises, or to such other addresses as either Landlord or Tenant may hereinafter furnish to the other in writing. Notices required hereunder may be given to the Landlord, his lawyer, or his managing agents.

XX.  ENTIRE AGREEMENT

     This Lease, the Exhibits attached hereto and made a party hereof, and the Work Letter dated 5/20/02, constitute the entire agreement between Landlord and Tenant and incorporates all of the covenants, agreements, conditions and understanding concerning the Premises and Demised Premises to be performed by Landlord or Tenant during the term hereunder. Further, this Lease supersedes and renders void any promise, agreement or condition, whether expressed or implied between the parties hereto, their representatives, assigns and legal representatives. This agreement can only be amended in writing, and any such amendment is effective only when fully executed by all parties.

XXI. BROKER

     Except for Haynes Management Inc., and CB-RICHARD ELLIS/WHITTIER PARTNERS, INC., Landlord and Tenant represent and warrant to the other that it has not directly or indirectly dealt with any Broker, with respect to the leasing of the Building, or had its attention called to the Building by any broker. Landlord shall be responsible for paying any brokerage commission due in connection with this Lease, in accordance with Haynes Management's commission schedule and that the commission will be calculated only on the original lease term and square footage of this Lease. Landlord shall not be required to pay any commission on options, renewals, extensions, expansions and additional charges. Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any other broker, person, or firm, with whom such party has dealt in connection with the execution and delivery of this Lease.

XXII. APPLICABLE LAW

     This Lease shall be governed by and construed in accordance with applicable laws of the Commonwealth of Massachusetts.

XXIII. SURRENDER OF PREMISES AND HOLDING OVER

     Tenant shall surrender possession of the Premises on the last day of the term hereof and Tenant waives the right to any notice of termination or notice to quit. Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear excepted, first removing therefrom all goods and effects of Tenant that are not attached to the Demised Premises.

     Upon the expiration of this Lease or if the Premises should be abandoned by Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind, or character, on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by Tenant, and individuals and entities deriving their rights through Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof without being in any way liable to Tenant and the proceeds thereof shall belong to Landlord and as compensation for the removal and disposition of such property. Tenant agrees to reimburse Landlord for any expenses Landlord may incur in the removal or disposal of Tenant's property, trash, or debris left in the Demised Premises after the expiration of this Lease.

     If Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to THREE (3) times the monthly rent required to be paid under this Lease during the last year of term hereof. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of Tenant's rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord's right of re-entry, Landlord's right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

     AN IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective successors, assigns and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals to this Lease this 21ST day of MAY, 2002.



LANDLORD:  HAYMAC LLC                     TENANT:  LINCOLN TECHNOLOGIES, INC.



By:                                        By:/s/ CHANNING RUSSELL
   -----------------------                    --------------------------
   Mary R. Butler, Manager                    Authorized Signatory



                                              CHANNING RUSSELL, PRESIDENT
                                              ---------------------------
                                              (Print Name and Title)

                                   EXHIBIT "A"



                           [Picture of floor diagram]

                                   EXHIBIT "B"

                          JANITORIAL INSTRUCTION SHEET

DAILY - CORE OF BUILDING

         GENERAL
         1.       Dust mop all floors and spot mop where necessary.
         2.       Empty waste receptables.
         3.       Clean and sanitize water coolers.
         4.       Clean glass on entrance doors to building.
         5.       Sweep/vacuum stairways.
         6.       Sweep (or mop) elevator floor
         7.       Vacuum all carpeting.
         8.       Vacuum entrance mats.

         RESTROOMS
         1.       Sweep and mop floors with disinfectant.
         2.       Clean and sanitize all fixtures.
         3.       Clean and polish mirrors.
         4.       Refill dispensers.
         5.       Empty waste receptacles.
         6.       Wipe down with disinfectant all toilet partitions.

         WEEKLY - CORE OF BUILDING

                  GENERAL
                  1.       Mop/vacuum stairways.
                  2.       Mop entrances.
                  3.       Mop elevator.

         DAILY - OFFICE AREAS

         1. Empty waste receptacles. (normal office trash in waste baskets only).

         TWICE WEEKLY - OFFICE AREAS

         1. Dust all horizontal surfaces provided that they have no loose papers on them.
         2.       Vacuum all carpeting.
         3.       Clean glass on entrance doors.
         4.       Wipe down all window sills.

         MONTHLY - CORE OF BUILDING
         1.       Wash and wax entrances - more frequently if needed.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

1. The entrance, lobbies, passages, corridors, elevators, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or be used by them for any purpose other than for ingress and egress to and from the Premises. The moving in and out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the building and to exclude from the building all freight and bulky matter which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

2. No curtains, blinds, shades, screens or any window treatments other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Demised Premises without the prior written consent of Landlord. Interior signs on doors shall be painted, or affixed for Tenant by Landlord or by sign painters first approved by Landlord, at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

3. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent same.

4. Tenant shall comply with all security measures from time to time established by Landlord for the Building.

5. There shall be no overnight parking in the parking areas designated for the Building for which the Demised Premises is a part.

6. Upon the removal of any xerox or similar copy equipment from the Demised Premises, Tenant shall be responsible for removal of any stains on the carpet and/or walls within the Demised Premises caused by such copy equipment.

7. Tenant shall not have the right to make any lock changes or to install any burglar alarm systems, within the Demised Premises without first obtaining consent from Landlord, such consent not to be unreasonably withheld, it being understood that any lock changes shall be keyed to Landlord's master system and the cost of any such lock change shall be borne by Tenant.

8.   Floor mats must be placed under all desk chairs with wheels or casters.

9. Tenant agrees to promptly report to Landlord or Haynes Management Inc., any problems relating to Landlord performing its duties hereunder.

10. Tenant shall submit to Landlord, plan(s) showing proposed location and method of installation of phone equipment, including, but not limited to, relay terminals, phone lines, and services panels, for Landlord approval. All phone jacks shall be installed within three (3") inches above floor. Tenant shall comply with Landlord's Building Work Condition Standards as they relate to contractors, vendors, movers, etc.

11 Tenant agrees that should the elevator be needed, at the expiration of the Lease term, or at any time during the term hereof, for the moving in or out of furniture, etc., that Tenant will notify Landlord and will only use the elevator during the hours of 9:30AM and 4:30PM, Monday through Friday, unless approved by Landlord in writing.

12. Landlord reserves the right to assign parking stickers to tenants in the building in accordance to the parking ratio detailed in Article VI of the Lease and to enforce such parking allocations.

13. While the building is not a designated non-smoking facility, it is agreed that there will be NO SMOKING in the lobbies, bathrooms, stairwells, Demised Premises and other common areas of the building, as well as a minimum of fifteen (15') feet from any and all exterior entrance doors of the Building.

14. Tenant agrees not to allow or permit either by the Tenant or its agents, employees, licensees, invitees or visitors, a pet (domestic or otherwise) on the Premises or in the Demised Premises, the exception being a "seeing-eye" dog.

                                 LEASE AMENDMENT

     WHEREAS, HAYMAC LLC ("Landlord") and LINCOLN TECHNOLOGIES, INC. ("Tenant") are parties to a certain Lease Agreement dated May 21,2002, for approximately 3,340 rentable square feet on second floor, Suite 220, (said rentable square footage includes Tenant's proportionate share of common area within the building, which is 15%, rendering the suite approximately 2,839 usable square feet) at 40 Washington Street, Wellesley Hills, Massachusetts 02481, the term of which is scheduled to expire September 30, 2005, and

     WHEREAS, TENANT DESIRES to lease the adjacent office suite in the Building identified as Suite 230 containing approximately 369 rentable square feet on the second floor of the Building commencing January 1, 2004 and combine it with the above noted suite, and

     WHEREAS, LANDLORD IS WILLING to accommodate Tenant in its desire and the parties hereto agree to amend said Lease Agreement according to Page, Paragraph or Article as follows, commencing January 1, 2004;

PAGE ONE PARAGRAPH THREE:  DELETED IN ITS ENTIRETY AND INSERT THE FOLLOWING:

     WHEREAS, Tenant, who is duly authorized to conduct business in the Commonwealth of Massachusetts, desires to lease the portion of the Building, identified generally as Suites 220 and 230 containing approximately 3,709 rentable square feet on second floor of the Building (said rentable square footage includes Tenant's proportionate share of common area within the building, which is 15%, rendering the suite approximately 3,153 usable square feet) and outlined in red on the floor plan marked EXHIBIT "A" and attached hereto and made a part hereof.

PAGE 1 ARTICLE II.  RENTAL:  DELETE IN ITS ENTIRETY AND INSERT THE FOLLOWING:

     Beginning on January 1, 2004, Tenant agrees to pay, without notice, offset, demand or deduction, rent at the annual rate of Ninety Four Thousand ($94,040.00), payable in advance in equal monthly installments of Seven Thousand Eight Hundred Thirty Six Dollars and Sixty Seven Cents ($7,836.67), on or before the first day of each and every calendar month during the term hereof, at Landlord's address 34 Washington Street, Suite DEC 7, Wellesley Hills, MA 02481-1909, or to such other place as Landlord may designate in writing.

     If Tenant fails to pay all or any part of the monthly rent provided for in this Article II within seven (7) days of the date on which it is due, Tenant shall also pay a late charge equal to four percent (4%) of the unpaid rent. In any event, if, at the beginning of any month after such rent was due, all or any part of the monthly rent is still unpaid, Tenant shall pay an additional late charge equal to four percent (4%) of the unpaid rent.

     Notwithstanding anything to the contrary, the monthly rent is due and payable in advance on or before the first day of each and every calendar month during the term hereof and the above noted seven (7) day period before a late charge is assessed is not intended to be a grace period. Landlord's acceptance of a lesser sum than the Rent then due shall in no event be deemed to be other than a partial installment of such rent due, and an endorsement or statement on any check or any letter accompanying any check or payment as rent shall in no event be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

PAGE 4 ARTICLE V.A. & B. ESCALATIONS: THE USABLE SQUARE FOOTAGE OF THE DEMISED PREMISES SHOWN THEREIN IS AMENDED TO READ:

                                 (3,153 u.s.f.)

PAGE 13, ARTICLE XXV, CONDITION OF PREMISES: DELETED IN ITS ENTIRETY AND INSERT THE FOLLOWING:

     Tenant acknowledges that it has examined and inspected the Demised Premises and is familiar with the physical condition thereof, Tenant further acknowledges
(i) that except as set forth in this Lease Landlord has not made and does not hereby make any representations regarding the physical condition of the Demised Premises and (ii) that except as otherwise set forth in this Lease there are no warranties either expressed or implied, regarding the physical condition of the Demised Premises. Any such warranties which may exist are hereby expressly released and waived. Accordingly, Tenant hereby agrees to accept the Demised Premises in their "as is" condition, except that Landlord will install a door to Suite 230 at its expense as shown on the attached Exhibit "A".

     ALL OTHER TERMS AND CONDITIONS OF THE LEASE AGREEMENT SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

     AND IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants and agreements contained in this Lease Amendment shall be binding upon the parties hereto and upon their respective successors, assigns and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals to this Page 2 of the Lease Amendment this 14TH day of NOVEMBER, 2003.


LANDLORD:                                      TENANT:
HAYMACK LLC                                    LINCOLN TECHNOLOGIES, INC.



BY:/s/ MARY R. BUTLER                          BY: /s/ CHANNING RUSSELL
   -----------------------                         -------=[-------------------
   Mary R. Butler, Manager                         Channing Russell, President

                           [Picture of Floor Diagram]

                             SECOND LEASE AMENDMENT

     WHEREAS, HAYMAC LLC ("Landlord") and LINCOLN TECHNOLOGIES, INC. ("Tenant") are parties to a certain Lease Agreement dated May 21, 2002, which was amended November 14, 2003, for office space identified as Suite 220 containing approximately 3,709 rentable square feet on second floor (said rentable square footage includes Tenant's proportionate share of common area within the building, which is 15% rendering the suite approximately 3,153 usable square feet) at 40 Washington Street, Wellesley Hills, Massachusetts 02481, the term of which is scheduled to expire September 30, 2005, and

     WHEREAS, TENANT DESIRES to lease the adjacent office suite in the Building identified generally as Suite 240 containing approximately 604 rentable square feet and approximately 76 rentable square feet of the adjacent hallway, on the second floor of the Building commencing February 1, 2005 and combine it with the above noted suite, and extend said Lease Agreement for an additional Two (2) Year, Four (4) Month period commencing February 1, 2005, and

     WHEREAS, LANDLORD IS WILLING to accommodate Tenant in its desire and the parties hereto agree to amend said Lease Agreement according to Page, Paragraph or Article as follows commencing February 1, 2005:

PAGE ONE PARAGRAPH THREE:  DELETED IN ITS ENTIRETY AND INSERT THE FOLLOWING:

     WHEREAS, Tenant, who is duly authorized to conduct business in the Commonwealth of Massachusetts, desires to lease the portion of the Building, identified generally as Suites 220 and 240, and a portion of the adjacent hallway, containing approximately 4,389 rentable square feet on the second floor of the Building (said rentable square footage includes Tenant's proportionate share of common area within the building, which is 15%, rendering the suites approximately 3,731 usable square feet) as outlined and limited in red on the floor plan marked EXHIBIT "A", which is attached hereto and made a part hereof.

PAGE 1 ARTICLE I.  TERM:  DELETED IN ITS ENTIRETY AND INSERT THE FOLLOWING:

     This Lease shall be for a term of Three (3) years commencing on the 1st day of February, 2005 and ending on the 31st day of January, 2008.

PAGE 1 ARTICLE II.  RENTAL:  DELETE IN ITS ENTIRETY AND INSERT THE FOLLOWING:

     Beginning on February 1, 2005, Tenant agrees to pay, without notice, offset, demand or deduction, rent at the annual rate of One Hundred Eleven Thousand Nine Hundred Thirty Dollars ($111,930.00), payable in advance in equal monthly installments of Nine Thousand Three Hundred Twenty Seven Dollars and Fifty Cents ($9,327.50), on or before the first day of each and every calendar month during the term hereof, at Landlord's address as set forth above, or to such other place as Landlord may designate in writing. If the term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of the calendar month, the monthly rent plus escalation due for that portion of the month shall be prorated based on the number of days in such calendar month.

     If Tenant fails to pay all or any part of the monthly rent and tenant electricity charge provided for in this Article II within seven (7) days of the date on which it is due, Tenant shall also pay a late charge equal to four percent (4%) of the unpaid rent. In any event, if, at the beginning of any month after such rent was due, all or any part of the monthly rent is still unpaid, Tenant shall pay an additional late charge equal to four percent (4%) of the unpaid rent.

     Notwithstanding anything to the contrary, the monthly rent is due and payable in advance on or before the first day of each and every calendar month during the term hereof and the above noted seven (7) day period before a late charge is assessed is not intended to be a grace period. Landlord's acceptance of a lesser sum than the Rent then due shall in no event be deemed to be other than a partial installment of such rent due, and an endorsement or statement on any check or any letter accompanying any check or payment as rent shall in no event be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease or under law provided.

PART 4. ARTICLE V.A. & B. ESCALATIONS: THE USABLE SQUARE FOOTAGE OF THE DEMISED PREMISES SHOWN THEREIN IS AMENDED TO READ:

                                 (3,731 u.s.f.)

PART 13. ARTICLE XXV.  CONDITION OF PREMISES:  DELETED IN ITS ENTIRETY.

     ALL OTHER TERMS AND CONDITIONS OF THE LEASE AGREEMENT SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

     AND IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants and agreements contained in this Lease Agreement shall be binding upon the parties hereto and upon their respective successors, assigns and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals to this Page 1 of this Second Lease Agreement, this 29TH day of OCTOBER, 2004.


LANDLORD:                                      TENANT:
HAYMAC LLC                                     LINCOLN TECHNOLOGIES, INC.

BY:/S/ MARY R. BUTLER                          BY:/S/ CHANNING RUSSELL
   -----------------------                        ----------------------
   Mary R. Butler, Manager                        Authorized Signatory


                                                CHANNING H. RUSSELL, PRESIDENT
                                                ------------------------------
                                                (Print Name and Title)

                           [Picture of Floor Diagram]

                                    EXHIBIT B

                                LIST OF FURNITURE

                                 (see attached)


























                                      Ex. B

                                    EXHIBIT B
                           TO SUBLEASE BETWEEN LINCOLN
                               TECHNOLOGIES, INC.
                            AND MACROCHEM CORPORATION



LINCOLN TECHNOLOGIES
FURNITURE LISTING

SUITES 220, 230, 240
40 WASHINGTON STREET
WELLESLEY, MA  02481



ITEM                                                       QUANTITY

Desks/worktables                                              15
Task/guest chairs                                             30
File Cabinets (various sizes)                                  6
Rack in server room                                            1
Full reception area workstation                                1
Conference rooms tables                                        2
Conference room chairs                                        12
Commuter workstations                                          3
Workstation chairs                                             3
Kitchen appliances
Refrigerator                                                   1
Microwave                                                      1